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                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF

                                 MYR GROUP INC.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share (the "Shares"), of MYR Group Inc., a Delaware corporation
(the "Company"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See
Section 3 of the Offer to Purchase, dated December 29, 1999 (the "Offer to
Purchase").

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
           BY MAIL:                  BY HAND IN NEW YORK:         BY HAND/OVERNIGHT COURIER:
   Reorganization Department       Reorganization Department       Reorganization Department
         P.O. Box 3301                   120 Broadway                 85 Challenger Road
  South Hackensack, NJ 07606              13th Floor                    Mail Stop-Reorg
                                      New York, NY 10271           Ridgefield Park, NJ 07660

                             FACSIMILE COPY NUMBER
                       (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (201) 296-4293

                          FOR CONFIRMATION TELEPHONE:
                                 (201) 296-4860

                    THE INFORMATION AGENT FOR THE OFFER IS:

                [GEORGESON SHAREHOLDER COMMUNICATIONS INC. LOGO]

                                17 STATE STREET
                                   10TH FLOOR
                            NEW YORK, NEW YORK 10004

                    BANKS AND BROKERAGE FIRMS CALL COLLECT:
                                 (212) 440-9800

                           ALL OTHERS CALL TOLL FREE:
                                 (800) 223-2064

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to GPX Acquisition Corp. ("Offeror"), a Delaware corporation, and a direct wholly owned subsidiary of GPU, Inc. ("Parent"), a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Offeror is a corporation that does not have any operations.

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
Number of Shares: ---------------                           SIGN HERE
Certificate No(s). (if available):                          Name(s) of Record Holder(s):

-----------------------------------------------------       --------------------------------------------

-----------------------------------------------------       --------------------------------------------
                                                            (Please Type or Print)

If Shares will be tendered by book-entry transfer:          Addresses:
                                                            ------------------------------------------
                                                            (Include a Zip Code)

Name of Tendering Institutions:                             Area Code and Telephone No.:

-----------------------------------------------------       --------------------------------------------
Account No.: ---------------------------------------        Signature(s):
                                                            ---------------------------------------
                                                            Dated: --------------------, 2000
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

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

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
Name of Firm: -------------------------------------         --------------------------------------------
                                                            (Authorized Signature)
                                                            Name:
Address: --------------------------------------------       --------------------------------------------
-----------------------------------------------------       Title:
-----------------------------------------------------       --------------------------------------------
(Include a Zip Code)                                        Date:
                                                            --------------------------------------------
Area Code and Tel. No.: --------------------------
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DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE OF GUARANTEED
DELIVERY. CERTIFICATES SHOULD BE SENT TOGETHER WITH A LETTER OF TRANSMITTAL.

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